Exhibit 10.5

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into on July 30, 2007 (the “Effective Date”) by and between Taiwan Sumida Electronics, Inc. (“TSE”), a Taiwan corporation with its principal place of business in Taiwan, Republic of China and Monolithic Power Systems, Inc. (“MPS”), a Delaware corporation with its principal place of business in San Jose, California, U.S.A. TSE and MPS are referred to collectively herein as the “Parties.”

WHEREAS, on December 25, 2002, the Parties entered into an Indemnification Agreement regarding, inter alia, the defense of patent infringement claims brought by O2 Micro International, Limited. (“O2 Micro”) against TSE;

WHEREAS, on January 6, 2003, O2 Micro initiated a patent infringement lawsuit against TSE and its parent company Sumida Corporation in the Eastern District of Texas (O2 Micro International Limited v. Sumida Corp., et al., Case No. C 03-0007 TJW) (“the O2 Texas Action”);

WHEREAS, on August 30, 2005, MPS notified TSE that it was terminating the Indemnification Agreement on the ground that, inter alia, TSE failed to provide proper and full information and assistance to MPS under the Indemnification Agreement;

WHEREAS, MPS filed a lawsuit against TSE on August 31, 2005 in the Northern District of California (Monolithic Power Systems, Inc. v. Taiwan Sumida Electronics, Inc., Case No. C 05-3522 CW) alleging, inter alia, that TSE had breached the Indemnification Agreement (the “Indemnity Action”; together, the Indemnity Action and the O2 Texas Action referred to as the “Actions”);

WHEREAS, the O2 Texas Action proceeded to trial in November 2005 and the jury returned a verdict that TSE had willfully infringed O2 Micro’s U.S. Patent No. 6,396,722. On April 12, 2006, judgment was entered in the O2 Texas Action in favor of O2 Micro in the amount of $4 million and an injunction was issued against TSE. On February 14, 2007, an order was entered in the O2 Texas Action awarding O2 Micro attorneys’ fees and costs in the amount of $2,819,620.99.

1.

WHEREAS, TSE filed counterclaims against MPS in the Indemnity Action seeking, inter alia, declaratory judgment that TSE had not breached the Indemnification Agreement and that MPS had breached the Indemnification Agreement and the covenant of good faith and fair dealing implied in the Indemnification Agreement;

WHEREAS, on June 25, 2007, the Court in the Indemnity Action entered an Order Granting in Part Taiwan Sumida’s Motion for Summary Judgment and Granting in Part MPS’s Motion for Summary Adjudication and Denying MPS’s Motion to Stay Proceedings (the “Order”);

WHEREAS, pursuant to the Court’s June 25, 2007 Order, the Parties participated in mediation before Hon. Edward A. Infante (Ret.) and Judge Infante has approved the terms of the parties’ settlement;

WHEREAS, each of the Parties denies any wrongdoing or liability to the other, but nonetheless wish to resolve their disputes once and for all;

NOW, THEREFORE, in consideration for the mutual settlement terms, representations and covenants set forth below, the Parties hereby agree as follows:

1. Payment of Money by MPS. No later than three (3) business days from the Effective Date, MPS shall pay TSE a one time sum of two million, four-hundred and sixty-three thousand U.S. dollars (U.S.$2,463,000.00) by wire transfer (“Upfront Payment”). The wire transfer instructions have been provided separately by TSE to MPS.

2. Letter of Credit/Escrow. MPS and TSE shall in good faith negotiate the terms and conditions of an irrevocable stand-by letter of credit or, an escrow agreement , in the amount of Seven Million, Three Hundred and Fifty Thousand United States Dollars

2.

($7,350,000.00), which may be drawn upon by TSE, under circumstances and instructions to which the Parties have separately agreed, fully to satisfy any remaining obligations set forth in the Indemnity Agreement. This letter of credit or escrow account and the Upfront Payment constitute MPS’s entire monetary obligation to TSE and its Affiliates; MPS has no other monetary obligations to TSE or its Affiliates. As used in this Agreement, an “Affiliate” of TSE or MPS, respectively, shall mean any corporation, company or other legal entity, which (directly or indirectly) controls, is controlled by, or is under common control with TSE or MPS, respectively, but such corporation, company or other legal entity shall be deemed an Affiliate only so long as such ownership or control exists. Control, as used in this definition of Affiliate, means direct or indirect ownership of more than fifty percent (50%) of the outstanding shares or securities (representing the right to select directors or other managing authority) or more than fifty percent (50%) interest in the income of the entity in question.

3. Dismissal of Claims Without Prejudice. Within three business days after MPS provides the wire transfer to TSE, as provided for in paragraph 1 above, the Parties will file a stipulation dismissing without prejudice all of their claims in the Indemnity Action and providing that the Court in the Indemnity Action shall retain jurisdiction to enforce the terms of this Agreement. For purposes for this paragraph only, the Parties agree that if after sixty (60) days from the Effective Date the Parties are still not able to agree upon the terms and conditions of the Letter of Credit or the escrow agreement as set forth in paragraph 2 above, then either Party can, by notice, cause the dismissal of the Indemnity Action to be set aside, unless the Parties are in good faith continuing to negotiate the terms and conditions of the Letter of Credit or the escrow. If the dismissal of the Indemnity Action is set aside, then the Parties agree that Indemnity Action shall be restored to the Court’s docket in Case No. C 05-3522 as if Case No. C 05-3522 had not been dismissed. The parties also agree that if the Indemnity Action thereafter results in a judgment against MPS in excess of the Upfront Payment, the Upfront Payment shall be deemed to be a pre-payment by MPS to TSE which shall be applied against and deducted from any monetary award provided by the Court. If a judgment against MPS is entered in an

3.

amount less than the Upfront Payment, such judgment will be deemed satisfied to the extent of the Upfront Payment, but TSE shall be entitled to retain the entire amount of the Upfront Payment. The stipulation and order to be entered by the Court are attached hereto as Exhibit A. Unless and until MPS has opened the Letter of Credit or funded the escrow account pursuant to paragraph 4, paragraphs 5, 6 and 7 of this Agreement shall not be effective. All other terms and conditions shall be effective as provided herein.

4. Dismissal of Claims With Prejudice. Within three business days after MPS has opened the letter of credit or funded an escrow account to which TSE has consented, as provided for in paragraph 2 above, the Parties will replace the stipulation of paragraph 3 with a new stipulation dismissing with prejudice all of their claims in the Indemnity Action and providing that the Court in the Indemnity Action shall retain jurisdiction to enforce the terms of this Agreement. The stipulation and order to be entered by the Court are attached hereto as Exhibit B. If the stipulation in paragraph 3 cannot be replaced for any reason, then the Parties agree that the stipulation filed under Section 3 shall have the force and effect of a dismissal with prejudice as if the Parties had filed the stipulation under this paragraph 4. Upon opening a letter of credit or funding an escrow account pursuant to this paragraph 4, paragraphs 5, 6 and 7 shall be deemed effective and paragraph 3 shall no longer be deemed effective.

5. Termination of the Indemnification Agreement. MPS and TSE confirm that the Indemnification Agreement and any and all other oral or written (UCC or otherwise) indemnity obligations between the Parties are hereby terminated and are of no further force or effect.

6. Mutual Release of Liability. Except as provided in or arising under this Agreement, TSE and MPS, on behalf of themselves and their respective officers, directors, employees, agents, Affiliates, attorneys, successors and assigns, each completely, unconditionally and forever releases one another and their respective officers, directors,

4.

employees, agents, Affiliates and attorneys, successors and assigns from, and covenants not to sue upon, any and all actions, causes of action, claims, demands, accountings, liabilities, damages, or obligations, in law and/or equity, suspected or unsuspected, known or unknown, asserted or unasserted, the foregoing related to or specifically arising under the Actions, which any of them has or may have as principal, agent, indemnitee, indemnitor or otherwise.

7. General Matters Regarding Releases. TSE and MPS agree that this Agreement is intended to provide for a full and final compromise, release, and settlement of all claims, demands, actions and causes of action, known or unknown, suspected or unsuspected, asserted or unasserted, that relate to or specifically arise under the Actions. TSE and MPS also acknowledge that any one of them may discover facts that are different and/or different from those now known to them or believed to be true. TSE and MPS assume the risk posed by such different or additional facts and specifically waive all rights any of them may have under section 1542 of the California Civil Code or under any comparable federal or state statute or rule of law. California Civil Code section 1542 provides as follows:

A general release does not extend to claims to which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

TSE and MPS have executed this Agreement with the full knowledge that they are forever releasing and extinguishing all unknown and unsuspected claims either of them might have against the other that relate to or specifically arise under the Actions.

8. O2 Texas Action. TSE agrees and acknowledges TSE shall, with no control or involvement by MPS, continue to defend against the claims brought by O2 Micro against TSE in the O2 Texas Action and/or endeavor to settle those claims in good faith.

9. Representations and Warranties. Each of the Parties hereby represents and warrants to the other party as follows:

a. It has the full right, power, and authority to enter into this Agreement, and that the individuals signing this Agreement have full authority and are duly authorized and empowered to execute on behalf of the Party for which they are signing.

5.

b. Neither the execution, delivery, nor performance of this Agreement will violate, breach, conflict with, or constitute a default under, any law, statute, regulation, contract, agreement or other arrangement to which such party is a party or is subject, or by which it is bound.

c. Such Party has been represented by legal counsel of its choice throughout the negotiations that preceded the execution of this Agreement, and this Agreement has been executed with the consent and on the advice of such legal counsel.

10. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to MPS:	Attention: General Counsel
MONOLITHIC POWER SYSTEMS, INC.
6409 Guadalupe Mines Road San Jose, CA 95120
Fax:

If to TSE:	Attention: General Manager
TAIWAN SUMIDA ELECTRONICS, INC.
50, Wou Shin Street
Keelung, Taiwan R.O.C.
Fax:

Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.

6.

11. Interpretation. This Agreement shall be deemed drafted by all Parties hereto and shall not be construed against any of them because of any ambiguity herein. This Agreement constitutes the complete, total and final agreement of the Parties concerning its subject matter and supersedes all prior statements, discussions, promises and representations, whether written or oral. Each of the Parties hereto acknowledges that it is not entering into this Agreement on the basis of any representation, warranty or promise not expressly contained in this Agreement, and that no promises or inducements have been made which caused any Party to execute the Agreement other than those which are expressly set forth herein.

12. No Admission of Fault. The terms and conditions of this Agreement shall not be deemed an admission of fault or liability by either Party or any admission that either Party violated any laws or contractual obligations or dealt with one another in bad faith. Except for enforcement of this Agreement, this Agreement shall not be admissible in any other cause of action between the Parties.

13. Attorneys’ Fees. If any Party brings an action, motion or proceeding to enforce the terms of this Agreement, the prevailing Party shall be entitled to recover from the losing Party all reasonable attorneys’ fees, costs and expenses incurred by such prevailing Party in connection with such action, motion or proceeding and in enforcing any judgment or order thereby obtained.

14. Governing Law. This Agreement shall be construed under and shall be governed by California law, without application to any conflict of law principles. The Parties agree that the court in Indemnity Action shall retain jurisdiction over any disputes concerning this Agreement.

15. Modification. This Agreement may not be modified except by writing executed by all the Parties hereto.

7.

16. Counterparts. This Agreement may be executed in counterparts and shall have the same force and effect as if all Parties had executed one document.

17. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the respective successors and/or assigns of the Parties.

IN WITNESS WHEREOF, the Parties hereto agree to the forgoing and have caused their duly authorized representatives to execute this Agreement as set forth below.

MONOLITHIC POWER SYSTEMS, INC.

Dated: July 27, 2007

/s/ Michael Hsing
Michael Hsing
Its Chief Executive Officer

TAIWAN SUMIDA ELECTRONICS, INC.

Dated: July 30, 2007

/s/ Dau-Shen (Dalson) Wu
Dau-Shen (Dalson) Wu
Its General Manager

8.

Exhibit A. Stipulation and Court Order – DISMISSAL WITHOUT PREJUDICE

LATHAM & WATKINS LLP

    Mark A. Flagel (Bar No. 110635)

    Robert Steinberg (Bar No. 126407)

    John D. Minton (Bar No. 223823)

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Email: mark.flagel@lw.com

Attorneys for Plaintiff and Counterclaim Defendant

MONOLITHIC POWER SYSTEMS, INC.

SQUIRE, SANDERS & DEMPSEY L.L.P.

    Nathan Lane, III (Bar No. 50961)

    Joseph A. Meckes (Bar No. 190279)

One Maritime Plaza, Suite 300

San Francisco, CA 94111

Telephone: (415) 954-0200

Facsimile: (415) 393-9887

Email: nlane@ssd.com

Attorneys for Defendant and Counterclaimant

TAIWAN SUMIDA ELECTRONICS, INC.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

OAKLAND DIVISION

MONOLITHIC POWER SYSTEMS, INC.,	CASE NO. C 05-3522 CW
a Delaware corporation,
STIPULATION OF DISMISSAL WITHOUT
Plaintiff,	PREJUDICE AND [PROPOSED] ORDER

v.

TAIWAN SUMIDA ELECTRONICS, INC.,	Date:
a Taiwan corporation,	Courtroom:	2
	Judge:	Hon. Claudia Wilken
Defendant.

AND RELATED COUNTERCLAIMS

Case No. C05-3522 CW
ATTORNEY’S AT LAW	1
SILICON VALLEY

STIPULATION

WHEREAS,

1. The Court issued an Order Granting in Part and Denying in Part Sumida’s Motion for Summary Judgment and MPS’s Cross-Motion for Summary Adjudication on June 25, 2007 (“Order”);

2. Pursuant to the Order, the parties participated in a mediation before Magistrate Judge Edward A. Infante (Ret.) on July 18, 2007, and reached an agreement in principle at the mediation to settle their disputes;

3. The parties have executed as of July 30, 2007, a settlement agreement resolving their dispute (the “Settlement Agreement”);

4. The Settlement Agreement obligates the parties to negotiate the terms and conditions of a letter of credit or escrow agreement, between themselves and with a bank or escrow company;

5. The parties’ negotiations of the terms and conditions of that letter of credit or escrow agreement have not yet been concluded;

6. The parties nonetheless wish to dismiss this action without prejudice to allow them to complete their negotiations;

7. The parties also wish to provide that, in the unlikely event that their negotiations do not succeed, their dismissal without prejudice can be set aside upon notice from either party without further action by this Court and that the action would be returned to this Court’s docket as if the dismissal without prejudice had not been entered;

NOW, THEREFORE,

The parties hereby STIPULATE that:

(1) Pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, Plaintiff and Counterclaim Defendant Monolithic Power Systems, Inc. and Defendant and Counterclaimant Taiwan Sumida Electronics, Inc., through the signature of their counsel, stipulate to dismiss this action without prejudice, including all claims, counterclaims and affirmative defenses;

(2) If, no earlier than sixty (60) days from the date hereof, the parties are unable to agree on the

Case No. C05-3522 CW
ATTORNEY’S AT LAW	2
SILICON VALLEY

terms and conditions of a letter of credit or an escrow agreement as contemplated by the Settlement Agreement, either party may, upon notice filed herein, cause the dismissal of this action without prejudice to be set aside and the action to be returned to the Court’s docket as if the dismissal without prejudice had not been entered;

(3) If the parties agree to the terms and conditions of a letter of credit or any escrow agreement, they shall submit to this Court a further stipulation providing that the dismissal without prejudice entered pursuant to the present stipulation shall be a dismissal with prejudice; and

(4) This Court shall retain jurisdiction over this action and the parties to enforce the Settlement Agreement and any further obligations undertaken and agreements made pursuant to the Settlement Agreement.

Dated: , 2007	Respectfully submitted,

LATHAM & WATKINS LLP

By:
Robert Steinberg

Attorneys for Plaintiff and Counterclaim Defendant MONOLITHIC POWER SYSTEMS, INC.

Dated: , 2007	Respectfully submitted,

SQUIRE, SANDERS & DEMPSEY L.L.P.

By:
Nathan Lane III

Attorneys for Defendant and Counterclaimant TAIWAN SUMIDA ELECTRONICS, INC.

PURSUANT TO STIPULATION, IT IS SO ORDERED.

Dated:
Claudia Wilken
United States District Judge

Case No. C05-3522 CW
ATTORNEY’S AT LAW	3
SILICON VALLEY

Exhibit B. Stipulation and Court Order – DISMISSAL WITH PREJUDICE

LATHAM & WATKINS LLP

    Mark A. Flagel (Bar No. 110635)

    Robert Steinberg (Bar No. 126407)

    John D. Minton (Bar No. 223823)

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Email: mark.flagel@lw.com

Attorneys for Plaintiff and Counterclaim Defendant

MONOLITHIC POWER SYSTEMS, INC.

SQUIRE, SANDERS & DEMPSEY L.L.P.

    Nathan Lane, III (Bar No. 50961)

    Joseph A. Meckes (Bar No. 190279)

One Maritime Plaza, Suite 300

San Francisco, CA 94111

Telephone: (415) 954-0200

Facsimile: (415) 393-9887

Email: nlane@ssd.com

Attorneys for Defendant and Counterclaimant

TAIWAN SUMIDA ELECTRONICS, INC.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

OAKLAND DIVISION

MONOLITHIC POWER SYSTEMS, INC.,	CASE NO. C 05-3522 CW
a Delaware corporation,
STIPULATION OF DISMISSAL WITH
Plaintiff,	PREJUDICE AND [PROPOSED] ORDER

v.	Date:
	Courtroom:	2
TAIWAN SUMIDA ELECTRONICS, INC.,	Judge:	Hon. Claudia Wilken
a Taiwan corporation,

Defendant.

AND RELATED COUNTERCLAIMS

Case No. C05-3522 CW
ATTORNEY’S AT LAW	1
SILICON VALLEY

STIPULATION

Pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, Plaintiff and Counterclaim Defendant Monolithic Power Systems, Inc. and Defendant and Counterclaimant Taiwan Sumida Electronics, Inc., through the signature of their counsel, stipulate herein to dismiss this action with prejudice, including all claims, counterclaims, and affirmative defenses between Monolithic Power Systems, Inc. and Taiwan Sumida Electronics, Inc. The Court shall retain jurisdiction to enforce the terms of a settlement agreement entered into between the parties. .

Dated: , 2007	Respectfully submitted,

LATHAM & WATKINS LLP

By:
Robert Steinberg

Attorneys for Plaintiff and Counterclaim Defendant MONOLITHIC POWER SYSTEMS, INC.

Dated: , 2007	Respectfully submitted,

SQUIRE, SANDERS & DEMPSEY L.L.P.

By:
Nathan Lane III

Attorneys for Defendant and Counterclaimant TAIWAN SUMIDA ELECTRONICS, INC.

PURSUANT TO STIPULATION, IT IS SO ORDERED.

Dated:
Claudia Wilken
United States District Judge

Case No. C05-3522 CW
ATTORNEY’S AT LAW	2
SILICON VALLEY